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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Consolidated Financial Information" and "Experts" and to the use of our report dated March 11, 1999, with respect to the consolidated financial statement of Women First HealthCare Inc. and our report dated August 31, 1998, with respect to the financial statements of As We Change, both included in the Registration Statement on Form S-1 and related Prospectus of Women First HealthCare, Inc. for the registration of its Common Stock.

/s/ Ernst & Young LLP
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San Diego, California
March 12, 1999